January 27, 1999


           Salem Abraham
           Abraham Trading Company
           Moody Building
           Second & Main
           Canadian, TX 79014

           Re:    Smith Barney Principal Plus Futures Fund L.P.

           Dear Salem:

           Please liquidate all of your positions in the above references fund(s) in an orderly fashion by Friday, January 29, 1999.

           If you have any questions, I can be reached at 212- 723-54160

           Very truly yours,

           SMITH BARNEY FUTURES MANAGEMENT INC.



           Daniel A. Dantuono
           Chief Financial Officer & Director


           DAD/sr